Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 99 to the Registration Statement on Form N-1A of Fidelity Summer Street Trust: Fidelity Capital & Income Fund of our report dated June 13, 2012; Fidelity Global High Income Fund of our report dated June 14, 2012; Fidelity Focused High Income Fund of our report dated June 13, 2012; and Fidelity High Income Fund of our report dated June 13, 2012 on the financial statements and financial highlights included in the April 30, 2012 Annual Reports to Shareholders of the above referenced funds, which is also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
June 25, 2012